Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of November    , 2005, is by and between GOLDEN OVAL EGGS, LLC, a Delaware limited liability company, and MIDWEST INVESTORS OF IOWA, COOPERATIVE, an Iowa cooperative (individually, a “Borrower” and, collectively, the “Borrowers”), the banks and other financial institutions or entities which are signatories hereto (individually, a “Lender” and, collectively, the “Lenders”), COBANK, ACB, a federally charted instrumentality under the Farm Credit Act of 1971, as amended, one of the Lenders, as agent for the Lenders (in such capacity, the “Administrative Agent”), and METROPOLITAN LIFE INSURANCE COMPANY, as a Lender.

RECITALS

A.                                   The Administrative Agent, the Lenders and the Borrowers entered into a Credit Agreement dated as of September 13, 2004 (the “Credit Agreement”); and

B.                                     The Borrowers desire to amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                                          Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2.                                          Amendments. The Credit Agreement is hereby amended as follows:

2.1                               Definitions. The definitions of “Applicable Margin,” “Fixed Charge Coverage Ratio,” “Leverage Ratio,” “Termination Date” and “Tranche A2 Rate” contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entireties as follows:

“Applicable Margin”: Subject to the last sentence of this definition, with respect to computation of the applicable interest rate or the Applicable Commitment Fee Percentage on Advances or Commitments under the Revolving Loans, the Second Tranche 2 Advances and the Final Tranche 2 Advances in respect of the Tranche A2 Term Loans, the Tranche B Term Loans or the Letter of Credit Fee, as the case may be, the margin payable by the Borrowers with respect thereto, as set forth and described in Annex I, established as of the first day of each Fiscal Quarter after the Compliance Certificate required by Section 5.1 is delivered as of the last day of the next preceding

Fiscal Quarter (i.e. adjustments shall be made one Fiscal Quarter in arrears); provided, however, that any adjustment in the Applicable Margin shall not become effective until the Administrative Agent shall have received the Compliance Certificate and related financial statements relating to the last day of such next preceding Fiscal Quarter pursuant to Sections 5.1(c) and (d) hereof. If a Compliance Certificate and related financial statements of the Borrowers’ Agent and a related certification of the Borrowers’ Agent pursuant to Sections 5.1(c) and (d) necessary to establish the Applicable Margin hereunder are not received by the Administrative Agent on or prior to the date required pursuant to Sections 5.1(c) and (d) hereof, the Applicable Margin shall be determined at the highest level described in Annex I and shall remain in effect until one Business Day after such time as the required financial statements are received.

“Fixed Charge Coverage Ratio”: For any period of determination, the ratio of

(a)                                  EBITDA minus Capital Expenditures not financed with Indebtedness minus Equity Interest re-purchases by the Borrowers’ Agent, minus equity retirements by the Borrowers’ Agent, minus Adjusted Dividend Accrual, to

(b)                                 the sum of Interest Expense and all required principal payments with respect to Total Liabilities (including but not limited to all payments with respect to Capital Lease Obligations of the Borrowers’ Agent),

in each case determined for said period on a consolidated basis in accordance with GAAP; provided that, for purposes of such determination, that certain interest expense adjustment of $2,301,603 made by the Borrower’s Agent pursuant to FAS 133 for the fiscal year ending August 31, 2005 shall be treated as an extraordinary item and EBITDA and Interest Expense shall each be calculated without giving effect to such adjustment.

“Leverage Ratio”: At the time of any determination, the ratio of (a) Funded Debt to (b) EBITDA; provided that, for purposes of such determination, that certain interest expense adjustment of $2,301,603 made by the Borrower’s Agent pursuant to FAS 133 for the fiscal year ending August 31, 2005 shall be treated as an extraordinary item and EBITDA shall be calculated without giving effect to such adjustment.

“Termination Date”: The earlier of (a) November 30, 2006, and (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof, provided that at the written request of the Borrowers’ Agent to the Administrative Agent, the Revolving Commitment may be renewed for any number of successive one-year periods in the sole discretion of the Revolving Lenders, in which case the Termination Date shall be extended for a period corresponding to each such renewal, if any.

“Tranche A2 Rate”: With respect to the First Tranche 2 Advance in respect of the Tranche A2 Term Loans, a rate of interest per annum equal to 5.86%, and, with respect to the Second Tranche 2 Advance and the Final Tranche 2 Advance in respect of the

Tranche A2 Term Loans, a rate of interest per annum equal to the rate of interest of a LIBOR Rate Advance with an Interest Period of 90 days plus the Applicable Margin.

Section 1.1 of the Credit Agreement is further amended by inserting therein, in correct alphabetical order, the following new definition of “United Mills”:

“United Mills”: United Mills, a Minnesota Cooperative, partially owned and affiliated with the Borrower’s Agent, with it primary address at 340 Dupont Avenue NE, Renville, Minnesota.

2.2                               Annex I. Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as Annex I attached hereto and incorporated herein by reference.

2.3                               Procedure for Term Loans. The first sentence of Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Not later than 11:00 A.M. (Central time) three LIBOR Business Days prior to the requested Term Loan Date (which, for Tranche A1 Term Loans and Tranche B1 Term Loans shall be the Closing Date) if the Term Loans are requested as LIBOR Rate Advances or the Second Tranche 2 Advance or Final Tranche 2 Advance in respect of the Tranche A2 Term Loans and not later than 11:00 A.M. (Central time) on the requested Term Loan Date (which, for Tranche A1 Term Loans and Tranche B1 Term Loans, shall be the Closing Date) if the Term Loans are requested as a Tranche A1 Advance, the First Tranche 2 Advance in respect of the Tranche A2 Term Loans, Base Rate Advances or Quoted Rate Advances, the Borrowers’ Agent shall submit to the Administrative Agent a written request for borrowing.

2.4                               Notes. The second sentence of Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Term Loans of each Lender shall be evidenced by Term Notes payable to the order of such Lender in the principal amount equal to such Lender’s Tranche A1 Term Loan Commitment Amount, Tranche A2 Term Loan Commitment Amount, Tranche B1 Term Loan Commitment Amount or Tranche B2 Term Loan Commitment Amount, as applicable; provided, however, that the Term Loans in respect to the Tranche A2 Term Loan Commitment Amount may be evidenced by one or more Term Notes in amounts equal to the maximum amount of the First Tranche 2 Advance, the Second Tranche 2 Advance or the Final Tranche 2 Advance in respect to such Term Loans, or any combination thereof.

2.5                               Conversions and Continuations. Section 2.4 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding anything herein to the contrary, the Second Tranche 2 Advance and the Final Tranche 2 Advance in respect of the Tranche A2 Term Loans shall, on the last day of the 90 day Interest Period applicable thereto, automatically be continued at the Tranche A2 Rate applicable thereto with the same principal amount and the same Interest Period, unless otherwise agreed to by the Tranche A2 Term Lender.

2.6                               Conditions Precedent to Tranche A2 Term Loans. Section 3.2(f)(iv) of the Credit Agreement is hereby deleted in its entirety.

2.7                               Financial Statements. Section 5.1 of the Credit Agreement is hereby amended by deleting subsections (c) through (e) thereof; inserting the following new subsections as subsections (c) through (h) thereof; and renumbering subsections (f) through (k) as subsections (i) through (n), respectively.

(c)                                  Together with the audited financial statements required under Section 5.1(a), unaudited consolidating statements of income, cash flow and changes in the members’ equity for the Borrowers’ Agent for the most recent fiscal year and a consolidating balance sheet of the Borrowers’ Agent as at the end of such year, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers’ Agent stating that such financial statements present fairly the financial condition of the Borrowers’ Agent and that the same have been prepared in accordance with GAAP.

(d)                                 As soon as available and in any event within 90 days after the end of each fiscal year of United Mills, (i) the financial statements of United Mills consisting of at least statements of income, cash flow and changes in the members’ equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by an independent certified public accountant of recognized national standing selected by United Mills and reasonably acceptable to the Administrative Agent.

(e)                                  As soon as available and in any event within 60 days after the end of each quarter, unaudited consolidated statements of income, cash flow and changes in the members’ equity for the Borrowers’ Agent for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrowers’ Agent as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers’ Agent stating that such financial statements present fairly the financial condition of the Borrowers’ Agent and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

(f)                                    As soon as available and in any event within 45 days after the end of each month, other than the last month of each quarter, unaudited and unconsolidated statements of income, cash flow and changes in the members’ equity for the Borrowers’ Agent for such month and for the period from the beginning of such fiscal year to the end of such month, and unconsolidated balance sheets of the Borrowers’ Agent as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers’ Agent stating that such financial statements present fairly the financial condition of the Borrowers’ Agent and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

(g)                                 As soon as practicable and in any event within 60 days after the end of each fiscal quarter, a Compliance Certificate in the form attached hereto as Exhibit G signed by the chief financial officer of the Borrowers’ Agent demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Section 6.15, Section 6.16, Section 6.17, Section 6.18, Section 6.19 and Section 6.21, as at the end of such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

(h)                                 As soon as practicable and in any event within 45 days after the end of each month, a Borrowing Base Certificate signed by the chief financial officer of the Borrowers’ Agent, reporting the Borrowing Base as of the last day of the month just ended.

2.8                               Tangible Net Worth. Section 6.15 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

The Borrower’s Agent will not permit its Tangible Net Worth at any time to be less than $26,500,000, plus forty percent (40%) of net earnings accumulated after August 31, 2005, plus one hundred percent (100%) of all equity contributed after August 31, 2005.

2.9                               Leverage Ratio. Section 6.18 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

The Borrower’s Agent will not permit the Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date, to be more than (a) for the period from November 30, 2005 to May 31, 2006, 6.50 to 1.0, or (b) for the period from June 1, 2006 to the Term Loan Maturity Date, 4.00 to 1.0.

2.10                        Exhibit G. Exhibit G to the Credit Agreement is hereby amended and restated in its entirety to read as Exhibit G attached hereto and incorporated herein by reference.

Section 3.                                          Conversion. Upon this Amendment becoming effective (a) the Tranche A2 Rate applicable to the Second Tranche 2 Advance in respect of the Tranche A2 Term Loans, shall be the applicable Tranche A2 Rate as set forth in this Amendment, and (b) the Term Notes issued and delivered pursuant to Sections 4.2 and 4.3 below, shall replace that certain Term Note then outstanding for the Tranche A2 Term Loan Commitment Amount, provided that any amounts outstanding thereunder shall be outstanding under the replacement notes issued and delivered pursuant to Sections 4.2 and 4.3 below, as applicable.

Section 4.                                          Events of Default and Waiver.

4.1                               Events of Default. Under Section 6.15 of the Credit Agreement, the Borrower’s Agent was required to maintain Tangible Net Worth during each fiscal quarter not less than $28,800,000 plus 40% of net earnings for such quarter plus 100% of equity contributed at any time. Under Section 6.18 of the Credit Agreement, the Borrower’s Agent was required to maintain a Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive quarters ending on that date, of no more than 4.25 to 1.0. The Borrower’s Agent did not comply with these covenants for the quarter that ended August 31, 2005.

4.2                               Waiver. Upon the date on which this Amendment becomes effective, each Lender and the Administrative Agent hereby waives the Borrower’s Event of Default described in the preceding Section 4.1 (the “Existing Default”). The waiver of the Existing Default set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Lenders or the Administrative Agent of any other term, condition, representation or covenant applicable to the Borrower under the Credit Agreement (including but not limited to any future occurrence similar to the Existing Default) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Lenders or the Administrative Agent of any other Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

Section 5.                                          Effectiveness of Amendments. The amendments contained in this Amendment shall become effective as of the effective date of this Amendment above upon delivery by the Borrowers of, and compliance by the Borrowers with, the following:

5.1                               This Amendment, executed by a duly authorized officer of the Borrowers in sufficient counterparts for each Lender.

5.2                               A replacement Term Note, in the form attached hereto as Annex II-A, executed by a duly authorized officer of the Borrowers, issued to the Tranche A2 Lender, and evidencing the maximum amount of the First Tranche 2 Advance in respect of the Tranche A2 Term Loans.

5.3                               A Term Note, in the form attached hereto as Annex II-B, executed by a duly authorized officer of the Borrowers, issued to the Tranche A2 Lender, and evidencing the sum of the maximum amount of the Second Tranche 2 Advance plus the maximum amount of the Final Tranche 2 Advance, in each case in respect of the Tranche A2 Term Loans.

5.4                               Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

5.5                               The Borrowers shall have paid (a) to the Tranche A2 Term Lender a nonrefundable servicing fee of $5,000, and (b) to the Administrative Agent the annual administrative/collateral agent fee, as set forth in that certain fee letter between the Borrowers and the Administrative Agent, dated as of July 20, 2004.

5.6                               The Borrowers shall have satisfied such other conditions as specified by the Lenders, including payment of all unpaid legal fees and expenses incurred by the Administrative Agent and the Lenders through the date of this Amendment in connection with the Credit Agreement and this Amendment.

Section 6.                                          Representations, Warranties, Authority, No Adverse Claim.

6.1                               Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lenders.

6.2                               Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized, as appropriate, the execution and delivery of this Amendment and any other agreements and documents executed and delivered by such Borrower in connection herewith or therewith (the “Amendment Documents”) by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s Certificate of Formation or Articles of Incorporation, as applicable, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Lenders. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Lenders.

6.3                               No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 7.                                          Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders and the Borrowers each hereby ratify and confirm in all respects the Credit Agreement, as amended hereby, and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Lenders under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers.

Section 8.                                          Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 9.                                          Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 10.                                   Successors. The Amendment Documents shall be binding upon the Borrowers and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Lenders and the successors and assigns of the Lenders.

Section 11.                                   Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to pay or reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Administrative Agent in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrowers under the Amendment Documents, and to pay and save the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.

Section 12.                                   Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 13.                                   Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 14.                                   Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

GOLDEN OVAL EGGS, LLC,
as a Borrower and the Borrowers’ Agent

By:
Name:
Title:

MIDWEST INVESTORS OF IOWA,
COOPERATIVE,
as a Borrower

By:
Name:
Title:

COBANK, ACB,
as a Lender and as the Administrative Agent

By:
Name:
Title:

METROPOLITAN LIFE INSURANCE
COMPANY,
as a Lender

By:
Name:
Title:

S-1

ANNEX I

PRICING GRID

Revolving Loans

Leverage Ratio	LIBOR Applicable Margin	Base Rate Applicable Margin	Applicable Commitment Fee Percentage
Less than 1.25 to 1.00	1.00%	(1.50)%	0.200%
Greater than or equal to 1.25 to 1.00 but less than 2.25 to 1.00	1.25%	(1.25)%	0.250%
Greater than or equal to 2.25 to 1.00 but less than 3.00 to 1.00	1.75%	(0.75)%	0.375%
Greater than or equal to 3.00 to 1.00 but less than 3.75 to 1.00	2.25%	(0.25)%	0.375%
Greater than or equal to 3.75 to 1.00 but less than 4.50 to 1.00	2.75%	0.25%	0.375%
Greater than or equal to 4.50 to 1.00 but less than 5.25 to 1.00	3.25%	0.75%	0.50%
Greater than or equal to 5.25 to 1.00	3.75%	1.25%	0.50%

Tranche B Term Loans and Second Tranche 2 Advance and Final Tranche 2 Advance of Tranche A2 Term Loans

Leverage Ratio	LIBOR Applicable Margin	Base Rate Applicable Margin (Tranche B Term Loans Only)
Less than 1.25 to 1.00	1.25%	(1.35)%
Greater than or equal to 1.25 to 1.00 but less than 2.25 to 1.00	1.50%	(1.10)%
Greater than or equal to 2.25 to 1.00 but less than 3.00 to 1.00	2.00%	(0.60)%
Greater than or equal to 3.00 to 1.00 but less than 3.75 to 1.00	2.50%	(0.10)%
Greater than or equal to 3.75 to 1.00 but less than 4.50 to 1.00	3.00%	0.40%
Greater than or equal to 4.50 to 1.00 but less than 5.25 to 1.00	3.50%	0.90%
Greater than or equal to 5.25 to 1.00	4.00%	1.40%

ANNEX II-A

FORM OF REPLACEMENT TERM NOTE

ANNEX II-B

FORM OF NOTE

EXHIBIT G TO

FIRST AMENDMENT AND TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

To: CoBank, ACB:

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)                                  I am the duly elected Chief Financial Officer of Golden Oval Eggs, LLC (the “Borrowers’ Agent”);

(2)                                  I have reviewed the terms of the Credit Agreement dated as of September 13, 2004 (as amended by a First Amendment dated November   , 2005) among the Borrowers’ Agent, Midwest Investors of Iowa, CoBank, ACB, Metropolitan Life Insurance Company and the other lenders party thereto (the “Credit Agreement”) and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by the Attachment hereto;

(3)                                  The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The exceptions listing in detail the nature of each condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking or propose to take with respect to each such condition or event are as follows:

(4)                                  The computations of the ratios and/or financial restrictions set forth on the Attachment are true and correct as of the end of the accounting period covered by such Attachment.

The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of                               ,                        pursuant to Section 5.1(g) of the Credit Agreement.

GOLDEN OVAL EGGS, LLC,
as Borrowers’ Agent

By:
Name:
Title:

ATTACHMENT TO COMPLIANCE CERTIFICATE
AS OF               ,     WHICH PERTAINS
TO THE PERIOD FROM                 ,
TO                 ,

Section 6.15:	A.	Aggregate Equity	$
Tangible Net Worth
	B.	Intangible Assets	$

	C.	Purchase Price of Acquired Business Assets	$

	D.	Book Value of Acquired Business Assets	$

	E.	Net Earnings accumulated after August 31, 2005
$
	F.	Equity Contributed after August 31, 2005
$
	G.	Actual Tangible Net Worth [(A-B) - (C-D)]

	H.	Minimum Tangible Net Worth [$26,500,000 + (40% x E) + F]

Section 6.16:	A.	Current Assets	$
Current Ratio
	B.	Current Liabilities	$

	C.	Current Ratio (Ratio of (A) to (B))	to 1.0

	D.	Minimum Current Ratio	1.25 to 1.00

Section 6.17:	A.	Current Assets	$
Working Capital
	B.	Current Liabilities	$

	C.	Working Capital (A-B)	$

		Minimum prior to January 31, 2006	$2,000,000
		Minimum on January 31, 2006 and thereafter	$7,000,000

Section 6.18:	A.	Funded Debt	$
Leverage Ratio
	B.	EBITDA

		a. Consolidated Net Income, plus	$
		b. Interest Expense, plus	$
		c. income tax expense, plus	$
		d. non-layer depreciation, plus	$
		e. amortization, plus	$
		f. the interest expense adjustment made pursuant to FAS 133 for the fiscal year ending August 31, 2005	$2,301,603

	C.	Total (EBITDA)	$

	D.	Leverage Ratio (A/B)	to 1.0

	E.	Maximum Leverage Ratio

		a. November 30, 2005 to May 31, 2006	6.50 to 1.00

		b. June 1, 2006 to Maturity	4.00 to 1.00

Section 6.19:	A.	EBITDA	$
Fixed Charge Coverage Ratio
	B.	Capital Expenditures not financed with Indebtedness	$

	C.	Equity Interest re-purchases by the Borrowers’ Agent	$

	D.	Equity retirements by the Borrowers’ Agent	$

	E.	Adjusted Dividend Accrual	$

	F.	Fixed Charges [A-(B+C+D+E)]	$

	G.	Sum of Interest Expense and all required principal payments with respect to Total Liabilities	$

	H.	Fixed Charge Coverage Ratio [F/G]	to 1.0

	I.	Minimum Fixed Charge Coverage Ratio	1.15 to 1.00

Section 6.21:	A.	Finished egg production under contract	lbs.
Risk Management
	B.	Total finished egg production	lbs.

	C.	Contracted Production [100 x (A/B)]	%

	D.	Minimum Contracted Production

		a. Current Ratio < 1.50 to 1.00 (must be > 1.25 to 1.00 pursuant to Section 6.17)	> 50%

		b. Current Ratio > 1.50 to 1.00 but < 2.00 to 1.00	> 40%

		c. Current Ratio > 2.00 to 1.00	> 30%